Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), George A. Scangos, Ph.D., the Chief Executive Officer of Exelixis, Inc. (the “Company”), and Frank Karbe, the Chief Financial Officer of the Company, each hereby certifies that, to their knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2004 (the “Periodic Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and the results of operations of the Company for the periods covered by the Periodic Report.

In Witness Whereof, the undersigned have set their hands hereto as of the 4th day of May 2004.

/s/ George A. Scangos	/s/ Frank Karbe
George A. Scangos, Ph.D.	Frank Karbe
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)